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EXHIBIT 10.28(c)
AMENDMENT NO. 2 DATED JANUARY 22, 1999, TO THE MILLENNIUM CHEMICALS INC. SALARY AND BONUS DEFERRAL PLAN

                              AMENDMENT NUMBER TWO
                                     TO THE
                            MILLENNIUM CHEMICALS INC.
                         SALARY AND BONUS DEFERRAL PLAN

               WHEREAS, Millennium Chemicals Inc. (the "Company") adopted the Millennium Chemicals Inc. Salary and Bonus Deferral Plan (the "Plan") for the benefit of certain of its employees effective as of October 8, 1995;

               WHEREAS, pursuant to Section 5.1 of the Plan, the Board of Directors of the Company (the "Board") may wholly or partially amend or modify the Plan; and

               WHEREAS, the Board desires to amend the plan;

               NOW, THEREFORE, the Plan is amended as follows with respect to all deferrals of income:

               1. The Plan is amended by deleting Subsection 1.4(d) in its entirety and substituting the following in lien thereof:

               (d) the stockholders of the Company approve a plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to one or more Subsidiaries (as defined below) of the Company or to a person or persons who beneficially, own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition. "Subsidiary" shall have the meaning set forth in Section 424 of the Code and the term shall also include any partnership, limited liability company or other business entity if the Company owns, directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity. Notwithstanding any of the foregoing, the formation of Equistar Chemicals, LP ("Equistar") and the contribution of assets by Millennium Petrochemicals Inc. to Equistar on December 1, 1997 shall not constitute a Change in Control, and the sale or disposition of all or any part of the Company's interests in Equistar shall not constitute a Change in Control.

               2. In all other respects, the Plan is hereby ratified and confirmed.



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               IN WITNESS WHEREOF, this amendment has been executed the
22nd day of January, 1999.


                                        MILLENNIUM CHEMICALS INC.

                                        By:_______________________
                                        George H. Hempstead
                                        Senior Vice President



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